UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2011

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

(Address of principal executive offices, including zip code)

(858) 909-0736

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 1, 2011, Optimer Pharmaceuticals, Inc. (“Optimer”) entered into a Manufacturing Services Agreement (the “Agreement”) with Patheon Inc. (“Patheon”).  Under the terms of the Agreement, Patheon has agreed to manufacture and supply to Optimer certain fidaxomicin products, including DIFICIDTM , for Optimer’s use in North America, Europe and other countries, subject to agreement by the parties to any additional fees for such countries.  Optimer has agreed to purchase a specified percentage of its fidaxomicin product requirements for North America and Europe from Patheon or its affiliates.

The term of the Agreement extends through December 31, 2016 and will automatically renew for subsequent two year terms unless either party provides timely notice of its intent not to renew or unless the Agreement is terminated early pursuant to its terms.

Each of Optimer and Patheon may terminate the Agreement prior to expiration upon the uncured material breach of the Agreement by the other party or upon the bankruptcy or insolvency of the other party.  In addition, the Agreement will terminate with respect to any fidaxomicin product if Optimer provides notice to Patheon that it no longer requires manufacturing services for such product because the product has been discontinued.  Additionally, Optimer may terminate the Agreement, subject to certain limitations, (i) with respect to any fidaxomicin product, if any regulatory authority takes any action or raises any objection that prevents Optimer from importing, exporting, purchasing or selling such product, or if Optimer determines to discontinue development or commercialization of such product for safety or efficacy reasons, (ii) if any regulatory authority takes an enforcement action against Patheon’s manufacturing site that relates to fidaxomicin products or that could reasonably be expected to adversely affect Patheon’s ability to supply fidaxomicin products to Optimer, (iii) if Patheon is unable to deliver or supply any firm orders for any two calendar quarters during any four consecutive calendar quarters,  (iv) if Patheon uses any debarred or suspended person in the performance of its service obligations under the Agreement, or (v) if Patheon fails to meet certain production yield requirements.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be attached as an exhibit to a subsequent filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ John D. Prunty
John D. Prunty Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Date:  June 3, 2011